Internet Stock Market Resources, Inc. Announced Today it has
Received Standard & Poor's Editorial Approval

ST. PETERSBURG, Fla., Oct. 23 /PRNewswire/ -- Internet Stock
Market Resources, Inc. (OTC Bulletin Board: ISMR) has received the editorial approval from S&P, and this approval will be published in S&P's Daily News by October 23, 1998. Internet Stock Market Resources, Inc., a Florida Corporation, is a financial on-line information service specializing in publicly trading companies and stock market-related topics. Internet Stock Market is a web destination for investors, researchers, analysts, brokers, media, etc. to obtain rapid up-to-date information on traded companies. The company is already profitable and represents numerous companies, with an unlimited capacity for membership.
    For further information contact, Investor Relations Department, Corporate Offices, 813-896-9696, fax, 813-822-9516, or e-mail,
investorrelations@ismr.com

    Safe Harbor
    This is not an offer to buy or sell securities. The informational and/or opinions offered herein are presented for informational purposes only and should not be construed as investment advice. Such venture-oriented companies may carry a high involvement risk.




SOURCE  Internet Stock Market Resources, Inc.

Web Site: http://www.internetstockmarket.com